SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Bell & Howell Operating Company (name to be changed to Bell & Howell Company)
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                    36-3580106
(State or Other Jurisdiction of                    (I.R.S. Employer
 Incorporation or Organization)                   Identification No.)

5215 OLD ORCHARD ROAD, SKOKIE, ILLINOIS                60077-1076
(Address of Principal Executive Offices)               (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (847) 470-7100

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on
     to be so registered           which each class is to be
                                   registered

     COMMON STOCK, PAR VALUE       NEW YORK STOCK EXCHANGE
     $.001 PER SHARE

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.


           Securities registered pursuant to Section 12(g) of the Act:

                                      NONE


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this Item is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-4 (Sec No. 333-36401) and is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     None.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this application for registration to be signed on its behalf by the undersigned, thereunto duly authorized.

                              BELL AND HOWELL OPERATING COMPANY

Date: December 12, 1997            /s/ Nils A. Johansson
                              By:  Nils A. Johansson
                              Its: Executive Vice President
                                     and Chief Financial Officer